Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the Barron’s 400 ETF is incorporated herein by reference to Exhibit (d)(15) to Post-Effective Amendment No. 165 to Registrant’s Registration Statement filed on May 24, 2013, accession number: 0001193125-13-235785.

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the ALPS International Sector Dividend Dogs ETF is incorporated herein by reference to Exhibit (d)(16) to Post-Effective Amendment No. 169 to Registrant’s Registration Statement filed on June 25, 2013, accession number: 0001193125-13-270254.

Form of Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to RiverFront Strategic Income Fund is incorporated herein by reference to Exhibit (d)(5) to Post-Effective Amendment No. 178 to Registrant’s Registration Statement filed on September 27, 2013, accession number: 0001193125-13-381257.

Form of Investment Sub-Advisory Agreement between the Trust and RiverFront Investment Group, LLC with respect to RiverFront Strategic Income Fund is incorporated herein by reference to Exhibit (d)(6) to Post-Effective Amendment No. 178 to Registrant’s Registration Statement filed on September 27, 2013, accession number: 0001193125-13-381257.

Form Investment Advisory Agreement between the Trust and ALPS Advisors, Inc. with respect to the Alerian Energy Infrastructure ETF is incorporated herein by reference to Exhibit (d)(17) to Post-Effective Amendment No. 183 to Registrant’s Registration Statement filed on October 30, 2013, accession number: 0001193125-13-417927.